EXHIBIT A

                             JOINT FILING AGREEMENT
                             ----------------------

In accordance with Rule 13d-1(k)(l) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of the attached
Schedule 13G, and any and all amendments thereto, and expressly authorize AMVESCAP PLC, as the ultimate parent company of each of its undersigned subsidiaries, to file such Schedule 13G, and any and all amendments thereto, on behalf of each of them.


Dated: January 10, 2006                AMVESCAP PLC

                                       By: /s/ Kevin Carome
                                          ----------------------------
                                       Name:  Kevin Carome
                                       Title: General Counsel



                                       INVESCO Institutional (N.A.), Inc.

                                       By: /s/ Jeffrey Kupor
                                          ----------------------------
                                       Name:  Jeffrey Kupor
                                       Title: General Counsel